UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2004

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517 (Commission File Number)	75-0991164 (IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas (Address of Principal Executive Offices)	75205 (Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     LOAN AGREEMENT WITH TEXAS CAPITAL BANK, N.A.

     On December 30, 2004, Toreador Resources Corporation, a Delaware corporation (the “Company”), as Guarantor, and its subsidiaries Toreador Exploration and Production Inc., a Texas Corporation (“TEP”) and Toreador Acquisition Corporation, a Delaware corporation (“TAC”), as Borrowers, entered into a Credit Agreement (the “Facility”) with Texas Capital Bank, N.A. (the “Lender”). The Facility provides that upon certain specified conditions being met, the Lender shall make borrowing base loans to TEP and TAC during the period from December 30, 2004 through December 30, 2009 up to an aggregate amount of twenty-five million dollars ($25,000,000). The proceeds of the borrowings will be used for working capital purposes, to finance drilling operations and to acquire oil and gas properties.

     Borrowings will be secured by mortgages on oil and gas properties owned by TEP and TAC along with pledges of the Company’s ownership interests of TEP and TAC. The Facility bears interest at a rate of prime less 0.5%. Principal payments, if any, together with accrued interest, will be due in monthly installments. The Company has entered into an unconditional guarantee of TEP’s and TAC’s obligations.

     The Facility contains affirmative and negative covenants with which the parties to the Facility, including the Company with regard to certain covenants, must comply, including reporting requirements, restrictions on indebtedness, restrictions on granting liens, meeting certain ratios and restrictions on paying dividends on TEP’s and TAC’s capital stock. The events of default under the Facility include payment defaults, breaches of covenants, cross defaults with certain other indebtedness and insolvency events.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 — Entry into Material Definitive Agreement, discussing the Credit Agreement by and among the Company, TEP, TAC, and Lender.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Credit Agreement dated December 30, 2004 by and among Toreador Resources Corporation, as Guarantor, Toreador Exploration & Production Inc. and Toreador Acquisition Corporation, as Borrowers, and Texas Capital Bank, N.A. as Lender.

10.2	Guaranty dated December 30, 2004 by Toreador Resources Corporation in favor of Texas Capital Bank, N.A.

*   *   *   *   *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: January 3, 2005	By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO